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                                                        EXHIBIT 23.2



                      INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of DAKA International, Inc. on Form S-8 of our report dated August 29, 1995, appearing in the Annual Report on Form 10-K, as amended by Form 10-K/A of DAKA International, Inc. for the year ended July 1, 1995.



/s/Deloitte & Touche LLP

Boston, Massachusetts
 March 8, 1996